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                                                                  EXHIBIT 4.10

                              CERTIFICATE OF TRUST

                                       OF

                               HARTFORD CAPITAL V

         This CERTIFICATE OF TRUST of Hartford Capital V (the "Trust"), dated November 9, 2000, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code Section 3801 et seq.).

                  1. Name. The name of the business trust being formed hereby is Hartford Capital V.

Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890.

Effective Date.  This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, have executed this Certificate of Trust as of the date first above written.

                                  WILMINGTON TRUST COMPANY,
                                  as Trustee


                                  By:   /s/ W. Chris Sponenberg
                                       -----------------------------------------
                                       Name:     W. Chris Sponenberg
                                       Title:    Financial Services Officer